PURCHASE AGREEMENT


I.       Parties.
         -------

         This PURCHASE AGREEMENT is made this 15th day of December, 1998, by and between Maxnet, Inc., incorporated under the laws of the State of Delaware, the ("Buyer"), and VFN.Com, Inc., a corporation organized and existing under the laws of the State of Florida, the ("Seller").

II.      Recitals.
         --------

         WHEREAS, Seller is desirous of selling VFN.Com, Inc. and certain assets ("Assets") list of which is attached as Attachment #2, to the Buyer upon the terms and conditions hereinafter set forth in this Purchase Agreement (together with all Attachments hereto, the "Agreement").

         WHEREAS, Seller is the owner of certain internet and internet related assets including but not limited to the content, logo/internet domains, URLs, VFN.Com, Big-Portal.com, its Affiliates, and all similar designations thereto, certain proprietary internet software, intellectual property, etc. See Attachment #2; and

         WHEREAS, Messrs. M. Marsowicz and shareholders, affiliates, employees, agents, (see Attachment #3) are the sole stockholders in VFN.Com, Inc. and the assets as listed on Attachment #2; and

         WHEREAS, Messrs. Marsowicz and shareholders wish to sell, transfer and exchange 100% of their joint and respective rights, title and interest in and to 100% of their shares in VFN.Com, Inc. and the assets as listed on Attachment #2 to Buyer; and

         WHEREAS, the Board of Directors of VFN.Com. Inc and Messrs. Marsowicz have consented to such sale, transfer and exchange; and

         WHEREAS, Buyer desires to purchase 100% of the aforesaid shares of VFN.Com, Inc. and the assets as listed on Attachment #2 for and in consideration of the Purchase Price referred to below; and

         IN CONSIDERATION of the purpose of this Purchase Agreement, all parties hereby mutually and individually acknowledge and agree to the following.

         NOW, THEREFORE, in consolidation of the promises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties mutually agree as follows.

III.     Recitals True and Correct.
         -------------------------

         The foregoing recitals are true and correct and are incorporated herein by reference unless otherwise stated.

         The Buyer desires to purchase the Assets owned by Seller free and clear of all liabilities, obligations, claims, liens or obligations of any kind, on the terms and conditions hereinafter set forth.

         1. Agreement To Sell. All of the SELLER'S PARTIES hereby agree to sell, transfer and exchange 100% of their joint and respective shares in VFN.Com, Inc. and the assets listed on Attachment #2 to Buyer, said shares to aggregate _____ shares (out of _____ total shares issued and outstanding) of common stock, _____ par value, constituting 100% of the issued and outstanding shares in and to VFN and Buyer hereby agrees to purchase all of said shares for and in consideration of the Purchase Price referred to in Paragraph 2 below.

         2. Purchase Price. All parties hereby agree that the purchase price for 100% of the VFN.Com, Inc. shares referred to in Paragraph 2 shall be $1,000,000, and the shareholders are willing to accept (Attachment #2) 1,000,000 common shares of MXNT .0001 par value. The exercise price of the option shall be set at $25 for a period of 24 months and released as follows 250,000 to be released upon signing the _____ and VFN.Com, Inc. transferring its assets as listed on the Attachment #2; the next 250,000 to be released in six (6) months after consummation of the proposed purchase; then twelve months (12), then eighteen
(18) months. Said shares to be distributed to the respective members of the PARTIES in proportion to their stock ownership in VFN.Com, Inc. and the Assets. The aggregate amount of options to purchase MAXNET common stock referred to above shall hereinabove and hereinafter be referred to as the "Purchase Price."

         3. Closing. Closing of the above referenced transaction shall take place at __:00 P.M., on December _____, 1998 at the offices of , located at or
at      any       other       -----------------------------       --------------
------------------------------------------- location acceptable by both parties.

IV.      Purchase Price.
         --------------

         Upon the terms, and subject to the conditions set forth in this Agreement, the purchase price shall be $500,000 in advance for working capital which is already paid in full by the Buyer in the form of the payment extended to the Seller on November 19, and December 2, 1998, and to be considered as payment at the closing of this transaction. The Buyer also shall establish an escrow account, and deposit 250,000 shares of common stock of Maxnet, Inc., said shares to be used as incentives for employment with the Buyer. Each employee, affiliate and/or agent as listed in this Agreement as Attachment #3, of VFN.Com, Inc. shall be dealt with on an individual basis in terms of continuing employment with the Buyer.

V.       Value.
         -----

         Seller, on the Closing Date, shall sell, transfer, assign and convey to the Buyer and the Buyer shall purchase from the Seller all of Seller's right, title and interest in VFN.Com, Inc. and to the Assets upon the terms and conditions herein set forth. Upon closing, the Seller shall deliver to Buyer the Assets, duly endorsed for transfer and accompanied by appropriate instruments of transfer duly endorsed, with appropriate documentary tax and intangible tax stamps affixed, if any are required, upon delivery to the Seller of the Purchase Price.

VI.      Representation and Warranties of Seller.
         ---------------------------------------

         The Seller represents and warrants to the Buyer that:

         A. Corporate Standing. Seller owns and will have at Closing a complete and unrestricted power of authority to sell, assign, transfer and deliver to Buyer VFN.Com, Inc. and the Assets at Closing, and Buyer is so acquiring at Closing, good, valid and marketable title to VFN.Com, Inc. and the Assets, free and clear of all liabilities, obligations, claims, liens, charges, options and encumbrances of any kind whatsoever, whether oral or written.

         B. Seller's Authority and Consents. The Seller has the right, power, legal capacity, and authority to enter into this Agreement and perform its obligations hereunder without obtaining the prior approval or consent of any person, entity or governmental body.

         C. Corporate Standing; Qualifications of Corporation. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida with all requisite power and authority to own, lease and operate its business. The Corporation has all the necessary franchises, permits, licenses and certificates necessary to conduct its business, without any violations of the rights of others, and is duly authorized, qualified and licensed under all laws, regulations, authorizations or orders of public authorities to carry on such business at the locations and in the manner customarily conducted.

         D. Binding Agreement. This Agreement has been duly executed and delivered to the Seller, acting pursuant to the direction and authorization of the Management and Board of Directors of Seller, after full and complete presentation of this Agreement to Seller's Supervisory Board. Upon execution by Seller, this Agreement shall constitute the legal, valid and binding obligations of Seller, enforceable against it in accordance with its terms, except to the extent limited by applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws of general application relating to or affecting the enforcement of creditors' rights, and will not:

                  (i)      Violate any provision of law;

                  (ii) Conflict with the Certificate of Incorporation or the Bylaws of the Seller's Corporation; or

                  (iii) Result in the loss or adverse modification of, the imposition of sanctions, penalties or fine on, any license, permit, or other authorization granted to or otherwise held by or for the use of the Corporation under which the Corporation conducts its business.

         E. Capital Stock. The Seller's authorized capital stock consists of _____ Shares of _____ par value common stock, all of which shares have been issued and are outstanding, and have been duly authorized, validly issued, fully paid and nonassessable. There is no security convertible into or exchangeable for stock of the Corporation nor is there any existing option, warrant, right, agreement, call or commitment obligations the Corporation to issue of deliver any additional stock of the Corporation of any class or character. The Seller is the beneficial and record owner of the Shares.

         F. Title to Assets. The Seller owns these Assets free and clear of any and all liens, pledges, security agreements, equities, options, restrictions, encumbrances or charges whatsoever. The ownership of the Shares is not subject to any agreement, trust or adverse claim. The Seller has the lawful, valid, marketable and indefeasible title to VFN.Com, Inc. and the Assets, and has full right, power and authority, without the prior or subsequent approval of any person, governmental body or court to sell, transfer, assign and deliver the VFN.Com, Inc. and the Assets as provided in this Agreement, and such delivery will convey to the Buyer lawful, valid, marketable and indefeasible title to all of the Assets, free and clear of any trust, liens, claims, charges, pledges, security interests, options, encumbrances or restrictions of whatever nature.

         G. Licensing to carry on Business. In the event that a license is required to carry on any and all business related to this Agreement, the Seller shall apply for such license within 10 days of any notification of such necessity for such license.

         H. Subsidiaries, Affiliation, Etc. The Seller does not own, directly or indirectly, nor is it under any obligation to acquire securities of any corporation, whether equity or debt, or any interest in a partnership, association, joint stock company, business trust or other entity. There are no business operations conducted by the Seller under trade names different from that of the Seller, VFN.Com, Inc.

         I. Litigation. There is no suit, action, arbitration, proceeding or investigation pending or threatened by or against Seller, its business, properties, assets, licenses, permits or goodwill, or by or against any or the Seller's officers, directors, employees, affiliates or against or affecting the transactions contemplated by this Agreement, or pertaining to any labor dispute, grievance, controversy or strike or organizational claim, before any court or by any governmental department, bureau, commission, board, agency or instrumentality, nor does the Seller know of any basis for any such action, proceeding or investigation. The Seller is not subject to or bound by any order, writ, injunction, or decree of any federal, state, local or foreign court, department, agency, or instrumentality. The Seller is not presently engaged in any legal action to recover moneys due to them or damages sustained by them which relates to or may affect the business or financial condition of the Seller.

         J. Financial Statements. Seller shall prepare and furnish any and all financial statements requested by the Buyer within 10 days of such request.

         K. Absence of Liabilities. The Buyer desires to purchase the Assets owned by Seller free and clear of all liabilities, obligations, claims, liens or obligations of any kind, on the terms and conditions hereinafter set forth.

         L. Corporate Documents. Attached hereto are copies of the current articles, bylaws, and minutes of the VFN Corporation. There are no other documents which affect the rights of the VFN Corporation or any shareholders thereof. There is nothing in the articles or bylaws or any other documents which prohibit the Seller or M. Marsowicz from entering into this transaction, or consummating the transactions as contemplated thereby.

         M. Binding Contracts. Except as set forth hereto, as of the Closing Date, the Seller does not have any material contracts, commitments, arrangements or understandings, and, after the Closing, will not be bound by any material contract commitment, arrangement or understanding, including but not limited to employment agreements, employee benefit plans, leases, license, distributor or supply agreements, or any inter-company agreement, tax allocation agreement with Seller, or any other related company, or any other material contracts or agreements whatsoever not otherwise set forth in this Agreement.

         N. Property. There is no real or personal property which is owned, of record or beneficially, by the Seller or which the Seller has agreed to purchase or sell.

         O. Patents, Trademarks, Trade Names, Etc. Except as set forth hereto, the Seller does not own or possess any license or other rights to use any patent, trademark, service mark, tradename, patent, copyright, trade secret or other item of industrial or intellectual property belonging to any other person, corporation or entity not listed in this Agreement.

         P. Agents, Power of Attorney. As of the Closing Date, the Seller will not have any agents, except as required by law, and will have withdrawn the authority of any agents previously appointed.

         Q. Authority, Bank Accounts, Etc. All Authority to Bank Accounts after this closing shall be arranged by Maxnet, Inc., Corporate headquarters in New Jersey.

         R. Tax Matters. The Seller has duly and properly filed, and/or the Seller filed on behalf of the VFN Corporation all tax reports and returns required to be filed by it and has duly and properly paid all taxes and other charges due or claimed to be due from it by federal, state, local, foreign or other taxing authorities.

         S. Full Disclosure. As of the date of this Agreement, the Seller, and at the Closing Date will have, disclosed all events, conditions, and facts which could materially affect the Buyer, its licenses, its financial condition and any business prospects of the Buyer. The Seller has not now, and will not have at the Closing Date, withheld knowledge of such events, conditions, and facts which the Seller knows or has reasonable ground to know may affect the Buyer, its licenses, its financial condition and any business prospects of the Buyer. Except as otherwise disclosed pursuant to this Agreement, no representation or warranty contained herein, or in any of the Attachments or Documents attached hereto or in the financial statements or in any certificate, statement or memorandum furnished or to be furnished pursuant to this Agreement, contains or will contain any untrue or incorrect statement or omits or will omit any fact without which such representation, warranty statement or certificate would be misleading.

         T. Corporate Documents. The Certificate of Incorporation, all amendments thereto, By-laws, and all amendments thereto, and all minutes of the meetings of the Board of Directors and Shareholders of the Corporation are contained in the Minute Book of the Corporation and are true, correct and complete.

VII.     Representations And Warranties Of The Buyer.

         The Buyer represents and warrants to the Seller that the matters set forth hereafter are true and correct.

         A. Organization; Authority. Buyer is a company duly organized, validly existing and in good standing under the laws of the State of Delaware and will have at Closing the complete and unrestricted power and authority to execute and acquire at Closing the Shares of VFN.Com, Inc. and Assets in accordance with the terms hereof, and to perform the transactions contemplated hereby.

         B. Buyer's Authority and Consents. The Buyer has the right, power, legal capacity and authority to enter into this Agreement and perform the obligations of Buyer hereunder without obtaining the consent of any person, entity or governmental body.

         C. Binding Obligations. This Agreement has been duly executed and delivered by a duly authorized officer of the Buyer. Upon execution by Buyer, this Agreement shall constitute the legal, valid and binding obligation of the Buyer.

VIII.    Obligations of the Parties Prior to Closing.

         A.       Obligations of the Seller prior to Closing.

         (i) Access to Records. Etc. During the period from the date of the Letter of Intent, dated November 11, 1998, until the Closing, the Seller shall afford the Buyer or its representatives, on reasonable notice, full access to all assets, properties, books, records, agreements, commitments and personnel during the normal business hours of the VFN Corporation, to allow them to make such extracts and copies as they may require and to furnish them with all such information and documents concerning the affairs of the VFN Corporation as they may reasonably request.

         (ii) Conduct of Business. During the period from the date of the Letter of Intent until the Closing, except with the prior written consent of the Buyer, the Seller shall cause the VFN Corporation to comply with all laws material to the VFN Corporation and its business and all laws of which compliance is required for the valid consummation of the transactions contemplated hereby.

         (iii) Standstill. During the period from the date of the Letter of Intent until Closing, except with the prior written consent of the Buyer, the Seller Shall Not cause the VFN Corporation to do any of the acts described in the following items (1) through (5):

                           (1) make any change in VFN  Corporation's  authorized
or issued capital stock, or issue or create any warrants, obligations, subscriptions, options or any securities convertible into, or any rights to purchase, any shares or stock of any class;

                           (2) declare,  set aside or pay any  dividends or make
any other distribution or payment in respect of VFN Corporation's capital stock, or directly or indirectly redeem, purchase, or otherwise acquire any of VFN Corporation's capital stock, or issue, distribute, hypothecate or pledge any shares of VFN Corporation's capital stock held in its treasury.

                           (3) mortgage, pledge, or subject to lien or any other
charge or encumbrance the shares;

                           (4) purchase or otherwise  acquire any equity or debt
security or any corporation, entity or otherwise; or

                           (5) conduct  the  business in other than a normal and
regular manner.

         (iv)  Cooperation.   Seller  shall  cooperate  with  Buyer,  and  shall
otherwise comply with all reasonable requests for information or documentation necessary for the consummation of the transactions contemplated hereby.

IX.      Conditions Precedent to the Buyer's Obligations.

         Notwithstanding the execution and delivery of this Agreement or the performance of any part hereof, each and every obligation of the Buyer under this Agreement, whether to be performed prior to or at the Closing, is subject to the fulfillment of the conditions set forth in each and every paragraph of this Section unless such fulfillment is waived in whole or in part by the Buyer in the manner stipulated hereunder.

         A. No Material Adverse Changes. Except as otherwise disclosed pursuant to this Agreement, there shall not have occurred, between the date of execution of the Letter of Intent and the Closing Date, any material adverse change in VFN Corporation's condition, financial or otherwise, nor the creation of any liabilities to the VFN Corporation and the Assets whether or not it is reflected on the balance sheet as of the Closing Date.

         B. Representations and Warranties of the Seller. The presentations and warranties of the Seller contained in this Agreement and any document given pursuant hereto shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as if such representations and warranties had been made as of the Closing Date.

         C. Performance by the Seller. All of the terms, covenants and conditions of this Agreement to be compiled with and performed by the Seller of the VFN Corporation on or before the Closing Date shall have been complied with and performed.

         D. Delivery of Corporate Documents, Etc. The Seller shall deliver to the Buyer at the Closing true and complete copies of VFN Corporation's records to show ownership of the assets to be sold, including but not limited to payment receipts, shipping documents, etc.

         E. Absence of Litigation. No action, suit or proceeding shall have been instituted or threatened against Seller or the VFN Corporation prior to the Closing, the result of which could prevent or make illegal, the consummation of any part of the transaction contemplated by this Agreement, or which could be materially adverse to the business of the VFN Corporation.

         F. Authority and Consents. All necessary agreements and consents required of the Seller for the performance of the transactions contemplated by this Agreement or otherwise pertaining to the matter covered by it shall have been obtained by the Seller and delivered to Buyer, and shall be in full force and effect at the Closing.

         G. Approval of Documentation. The form and substance of all certificates, instruments, and other documents delivered to the Buyer under this Agreement shall be satisfactory in all reasonable respects to the Buyer and its legal counsel.

X.       Conditions Precedent to the Seller's Obligations.

         A. Representations and Warranties of the Buyer. The representations and warranties of the Buyer contained in this Agreement and any document given pursuant hereto shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as if such representation and warranties had been made as of the Closing Date.

         B. Performance by the Buyer. All of the terms, covenants and conditions of this Agreement to be complied with and performed by the Buyer on or before the Closing Date shall have been complied with and performed.

XI.      Closing.

         The  Closing  of  the  transactions  contemplated  hereunder  shall  be
consummated              at             the              offices              of
______________________________________________________  on December ___________,
1998. The date of sale and the consummation of transactions contemplated by this Agreement are, respectively, herein referred to as the "Closing Date" and the "Closing".

XII.     Survival of Representation.

         Unless otherwise disclosed at the Closing by the representing or warranting party, all of the representatives and warranties of Seller and Buyer shall be true as of the Closing Date and shall survive the Closing of the transactions contemplated herein, any investigations made, and the delivery of all required instruments and documents hereunder. The absence of specific survival language after any specific provision set forth in the representations, warranties or obligations shall not be deemed or construed to mean that such representations, warranties or obligations do not survive.

XIII.     Indemnification.

         Seller hereby agrees to indemnify, defend and hold harmless the Buyer from and against all demands, claims actions, causes of action, assessments, losses, damages, liabilities, costs and expenses, including without limitation, interest, penalties and reasonable attorney fees and expenses asserted against, resulting to, and imposed upon or incurred by either the VFN Corporation, its Assets or the Buyer caused by (a) liabilities and obligations of, and claims against, the VFN Corporation, its Assets (including but not limited to the payment of taxes, assessment and the like) existing as of the Closing Date or arising out of facts or circumstances existing on or prior thereto or (b) a breach of any agreement, covenant, representation of warranty of Seller (including those on made on behalf of the VFN Corporation), or any facts or circumstances constitute such a breach. Seller's obligation under this paragraph shall survive the closing of the transaction contemplated hereunder and the delivery of all required instruments and documents hereunder.

XIV.     Documentation.

         The VFN Corporation and each Seller agree to execute and deliver on or before the Closing hereunder such other instruments, certificates, or documents which Buyer and/or Buyer's counsel may request as being necessary to carry out the intentions of this Agreement.

XV.      Governing Law.

         This Agreement shall be construed and interpreted and the rights granted herein governed by the provisions of the laws of the State of New Jersey.

XVI.     Notices.

         Any notice, request, demand, or other communication to be given hereunder shall be in writing, and shall be deemed to have been sufficiently given or served for all purposes if it is sent by Registered or Certified Mail, Return Receipt Requested, postage prepaid, to the party who is to receive same, or its or his legal representative, at the address hereinafter set forth or to such other addresses as may be designated by such party, in writing.

To Seller:                 Michael Marsowicz
                           15100 NW 7th Street, Pembroke Pines, Florida, 33025

To Buyer:                  Steven Feinberg, Esq., LLC
                           333 North Broadway, Suite 1000, Jericho, NY 11753

XVII.    Waiver and Modification.

         No waiver or modification of the Agreement or any covenant or limitation herein contained, shall be valid unless in writing and duly executed by the party to be charged, and no evidence of any waiver or modification shall be offered or received in evidence in any litigation or arbitration between the parties or any of them, arising out of the Agreement, unless such waiver or modification is in writing and duly executed, as aforesaid. No waiver of any of the provisions of this Agreement shall be deemed a waiver of any other provision, irrespective of similarity or shall constitute a continuing waiver unless otherwise expressly provided. No failure or delay of the part of any party exercising any right, power or privilege under any provision of this Agreement shall operate as a waiver thereof, nor shall a partial or single exercise thereof preclude any other or further exercise of any other right, power or privilege.

XVIII.   Assignment.

         This Agreement may not be assigned by either party without the prior written consent of the other party, which consent shall not be reasonably withheld, except that Buyer may assign its rights hereunder to an affiliated company, upon notice to Seller.

XIX.     Entire Agreement.

         This Agreement contains the entire agreement among the parties with respect to the transactions contemplated herein and supersedes all prior negotiations, agreements, and understandings, if any.

XX.      Parties Bound.

         The parties hereto acknowledge and agree that the Agreement shall be binding upon and shall inure to the benefit of their respective heirs, representatives, and their respective successors and assigns.

XXI.     Captions.

         The captions contained in the Agreement appear as a matter of convenience only and shall not be deemed to change the substantive matters contained within the paragraph.

XXII.    Counsel.

         The parties represent that each has had an opportunity to have counsel review the Agreement and neither is relying upon the advice, statements or comments of counsel for the other.

XXIII.   Counterparts.

         This Agreement may be executed in several counterparts and all counterparts duly executed shall constitute one agreement, provided that the several counterparts together shall have been each executed by Buyer and Seller.

XXIV.    Parties in Interest.

         Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any person other than the parties hereto and their respective permitted successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third person to any party to this Agreement; nor shall any provision hereof give any third person any right of subrogation or action over or against any party to this Agreement.

XXV.     Severability.

         In the event any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby, and this Agreement shall be interpreted and construed as if such provision, to the extent the same shall have been held invalid, illegal, or unenforceable, had never been contained herein.

         IN WITNESS WHEREOF, the parties have set their hands and seals on the date before written.

SELLER:

VFN, Com., Inc.

By:________________________________________
     Michael Marsowicz, President


BUYER:

Maxnet, Inc.


By:________________________________________
     Henry Val, President and CEO

                                 ATTACHMENT #2;
         List of Assets - vfn.com, Affiliates, Hardware, Software, etc.

Domains:


                    Hosted Sites                 Pointed to vfn.com
                       vfn.com                      portal3.com
                    bigportal.com                   portal4.com
                     portal5.com                   vfnportal.com
                    qsoundpro.com                  realportal.com
                  realvideopro.com                 emblazepro.com

vfn.com is currently negotiating with site-promotions 1,000,000 impressions per week. The aggregate total of impressions delivered from vfn.com, it's mirrors, it's affiliates, and it's promotional relationships through use of video and audio is currently delivering approximately 50,000 unique visitors a month in audio and video streaming, resulting in more than 500,000 impressions per month.

vfn.com is currently negotiating with partners and affiliates four (4) inline commercials per hour to more than 1300 unique new shows.

vfn.com currently delivers commercial advertisement for major companies for use in their own shows as well as run more than 10,000 impressions per week.

vfn.com has access to these shows to insert its affiliates' commercials. vfn.com currently with site-promotions and more than 200 co-branding affiliates runs the tell-a-friend program which results in approximately five to ten thousand unique visitors per day on the Java Scripts running.

vfn.com accumulates the user preferences and subscription base through this tool. vfn.com and its developer sector have created a following amongst the webmaster and web-developer community.

This relationship results in vfn.com realizing hundreds of thousands of impressions both within its network and the link to many other developers sectors as a standard. vfn.com and its unique reputation amongst the developer community has allowed vfn.com to capture a very good subscription base which will be utilized to offer marketing relationships to this list.

vfn.com's developer sector contains relationships with Net Objects and IBM Company, and beta testing relationships with Microsoft. These tool relationships allow vfn.com and Michael Marsowicz an inside tract to many new offerings of these companies. vfn.com currently participates in many Internet Legislative bodies and news Communities. vfn.com currently has a unique developer following and newsletter subscription. vfn.com maintains a subscription list of thousands of web-developers and e-commerce marketers. vfn.com has a premium subscription list to more than 350 of the internets top developers.

vfn.com has a gallery expanding both within it's own website, it's additional URL's, it's affiliates and it's marketing relationships of more than 500 unique images, video and audio segments and animated and multimedia components.

vfn.com and bigportal.com work in conjunction to offer e-commerce and marketing solutions. vfn.com through the use of its marketing relationships has access to over 15,000,000 impressions per week through its unique relationships with site-promotions.

bigportal.com, a news and e-commerce portal will offer to vfn's subscription base, marketing relationships and affiliations will sell into these channels.

bigportal.com with its Portal to all Portals approach will allow major search engines, news resources, financial and industry news, as a business area for sites, companies and relationships to take place.

bigportal.com is currently negotiating placement of its resources to other partners.

bigportal.com has the following:
                  1) portal area of news gathering  resources
                  2) portal area for financial  Industry  Information
                  3) portal area for  Business News
                  4) portal area for Money Management
                  5) Has Begun Establishing Marketing relationships with many portal areas and search engines.

Furthermore,
A)       Developers Section Containing:
         1) Tools relationships with IBM, Net Objects, etc.
         2) 300 Videos
         3) 500 Audio Segments
         4) Gallery of over 500 GIF's & JPEG's
         5) Downloads/Flash, Real Player, Audios, Videos, etc.
B)       News Resource
         1)  Portal area of News Gathering Resources
         2)  Portal area for Financial Industry Information
         3)  Portal area for Business News
         4)  Portal area for Money Management
C)       Site Promotion and Traffic Generation
         1)  Access to over 15,000,000 impressions per week
         2) Tell-A-Friend  site generation program currently running on 30 sites
         3) Button and Banner Rotation/Creative Inclusive 4) Web Design and Placement into Portal Area E-Commerce Portal
         1) Design Marketing Plan to attract traffic and convert into sales Additionally,

                                  Attachment #3
       List of VFN.com, Shareholders, Employees, Affiliates, Agents, etc.

1)       Michael Marsowicz
2)       David Fuchs
3)       Robert Fuchs
4)       Kenny Gillis